Exhibit 99.906CERT

Form N-CSR Item 19(b) Exhibit

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify in their capacity as Principal Financial Officer and Principal Executive Officer, respectively, of Morgan Stanley Global Fixed Income Opportunities Fund that:

(a)	the Report of the Morgan Stanley Global Fixed Income Opportunities Fund on Form N-CSR for the period ended October 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Morgan Stanley Global Fixed Income Opportunities Fund for such period.

A signed original of this written statement required by section 906 has been provided to the Morgan Stanley Global Fixed Income Opportunities Fund and will be retained by the Morgan Stanley Global Fixed Income Opportunities Fund and furnished to the Securities and Exchange Commission or its staff upon request.

Morgan Stanley Global Fixed Income Opportunities Fund

Date: December 17, 2024

/s/ Francis J. Smith
Francis J. Smith
Principal Financial Officer

Date: December 17, 2024

/s/ John H. Gernon
John H. Gernon
Principal Executive Officer